EXHIBIT 10.1

Loan Contract

No.: Ba1 1101 080819 00042

Lender (Party A): International Business Department, Bank of Nanjing Co., Ltd.
Borrower: (Party B): Goldenway Nanjing Garment Co., Ltd.

Whereas Party B applies to Party A for, and Party A agrees to provide, the loan stated below and in order to clarify the rights and liabilities of the two parties, and to protect the legal rights and interests of both of them, Party A and Party B have duly concluded the Contract for common observance, according to governing laws and regulations, and through negotiation and agreement.

Article 1  Amount of the Loan
RMB39,600,000.00, said Thirty-nine Million and Six Hundred Thousand RMB Yuan.

Article 2  Usage of the Loan
working capital.

Article 3  Term of the Loan
Commencing on August 19, 2008 and ending on February 18, 2009.
The actual term of the loan is subject to the one stipulated in the note which is a constituent part of the Contract, and is equally binding.

Article 4  Loan Interest, Default Interest and their Accrual and Settlement

4-1 Loan Interest
The interest rate is monthly, and is calculated according to the method described in Category 1 listed below:

(Category 1) A fixed rate of 6.0225‰ remaining unchanged within the Term of the Loan

(Category 2) A floating rate adjusted upward or downward from the benchmark interest rate (i.e. the loan interest rate of the same class published and put into force by People’s Bank of China) by ／ % to ／ ‰; in case of a PBC benchmark interest rate adjusted during the Term of the Loan, this floating rate is to be adjusted from this benchmark by the upward or downward margin agreed in this item, on next month’s corresponding day of the publishing date. And this floating rate is subject to any other regulations stipulated by People’s Bank of China.

4-2 Default Interests
(1) In case of Party B’s failure in using the loan in compliance with the Contract, a default interest is set by adding 100% to the loan interest of the Contract.
(2) In case of the loan exceeding the term of loan of the Contract, a default interests is set by adding 50% to the loan of interest of the Contract.

(3) In case of exceeding the term of loan or failure in using the loan in compliance with the Contract, the interests are to be settled on default interest rates, from the date of exceeding or the date of the said failure, until both the principal and interests are repaid. For any interest not paid on time, a compound interest is set by a default interest rate.

4-3 Accrual of Interests
The interest of the loan is calculated from the date when the loan is provided. Under the Contract the interest of the loan is calculated daily by a daily rate = the monthly rate/30. In case Party B fails to pay the interest on time, a compound interest rate is set from the next day of this failure.

4-4 Settlement of Interests
(1) For the loan with a fixed interest rate, the interest is calculated with the rate agreed upon. For the loan with a floating interest rate, an interest is calculated within each floating term with a rate set within the term; while multiple times of floatation were there for one calculation, one interest is calculated within each floating term, and all the interests calculated are added to a summation.
(2) The interest of the loan under the Contract is settled in a quarterly manner, and the settling date is set on the 20th day of the last month of the quarter.

Article 5  Guarantee of the Loan

5-1 For the principal and interests (including compound interest and default interest, and same in the following text) of the loan under the Contract, and any penalties, damages, and relevant expenses (including but not limited to legal cost, arbitration fee, property preservation charge, travel expense, execution fee, notarial fee, attorney fee, eligibility fee, auctioneers fee, etc., and same in the following text) for Party A to realize its creditor’s rights, one or more types of following guaranties are provided by the guarantor below:
(1) Jiangsu Ever-Glory International Enterprises Group Co., Ltd., acting as a guarantor, provides a guaranty with joint liability guarantee, and concludes and signs a guaranty contract with Party A.
(2) (Void) acting as a mortgagor, provides an underlying security with properties legally owned by or at the disposal of itself, and concludes and signs a relevant mortgage contract with Party A.
(3) (Void) acting as pledgor, provides a pledge of rights with rights legally owned by or at the disposal of itself, and concludes and signs a relevant contract of pledge of right.

5-2 In case of any changes in the guaranty or pledge under the Contract to the disadvantage of the creditor’s rights of Party A, Party B shall provide a guaranty or pledge recognized by Party A as required.

Article 6  Provision and Expense of the Loan

6-1 Only when the following prerequisites are met simultaneously has Party A the liability to provide the loan:
(1) The Contract becomes effective;
(2) Party B has completed the relevant formalities in approval, registration, document delivery and others for the loan under the Contract in accordance with the governing laws and regulations;

(3) When the Contract is attached with a guaranty, the guaranty contract, agreement or other guaranty means in conformity with Party A’s requirements, has taken effect;
(4) Other pre-conditions set by both parties. (Void)

6-2 Party B’s Expending Plan of the Loan
(Void)

Article 7  Repayment of the Loan

7-1 Unless agreed by Party A in writing, any repayment made by Party B under the Contract, shall adhere to the principle of paying interest first and principal after.

7-2 Party B shall pay due interest to Party A by the settling date. The first repaying day falls on the first settling date after the loan was provided. Upon the last time of repayment, all remaining interests shall be paid with the principal.

7-3 Party B shall repay the principal according to a plan of Type 1 below:
(Type 1) Repayment of principal at once when due;
(Type 2) Repaying by installments, according to the plan below:
(Void)

7-4 Party B shall deposit enough fund in an account opened by Party A before each repaying date agreed upon under the Contract, to let it be transferred for the repaying, or have a fund transferred from some other account for the repaying before the repaying date.

7-5 In case of Party B fails to come to time as stipulated in the above item, Party A is entitled to deduct its receivables directly from any settlement account opened by Party B at the side of Party A (including but not limited to current account, savings account, national debt account, etc.), and Party B bears by itself any interest, handling charge, loss from exchange rate fluctuation, etc. caused by the deduction.

Article 8  Repayment of the Principal in Advance

8-1 If wishing to repay the principal in advance, Party B needs to apply in writing with Party A five days beforehand, and is able to repay the principal partly or wholly only if Party A agrees. When the principal is repaid by Party B in advance, the interests shall be calculated in the light of amount of the principal repaid, number of days when the loan is used, and the loan interest rate set by Article 4 of the Contract, and the interests shall be settled at once with the repayment of the principal.

8-2 In the case of repayment of the principal in advance, Party B shall pay Party A a compensation, the amount of the compensation = amount of repaid principal × number of days in advance × __ %.

8-3 After the principal was repaid partly, the remaining loan is still subject to the loan interest set by the Contract.

Article 9  Early Termination of the Loan
When any of the following situations happens, Party A is entitled to proclaim an early termination of the loan, and demand Party B to repay the debt wholly at once:

9-1 Party B has not wholly repaid the principal and interests according to terms and conditions stipulated in the Contract;

9-2 The guarantor of pledgor under the Contract has violated laws, regulations, rules, etc. or any stipulations of the guaranty or pledge contract, or these contracts or other guarantee means have not gone into effect, or are of no effect, or have been revoked, or the guarantor or pledgor or their mortgage or pledge have changed in nature against the interest of creditor’s rights of Party A and Party B has failed to provide other guaranty of pledge required by Party A, or the guarantor or pledgor refuse to assume the obligation;

9-3 Party B caused or involved in major lawsuit or arbitration;

9-4 Party B encounters great operational or financial difficulties;

9-5 Party B produces fake documents or conceals important operational or financial facts;

9-6 Party B changes the usage of the loan without authorization of Party A, or misappropriates the loan, or engages in illegal and rule-violating transactions;

9-7 Party B makes use of sham contracts with related parties, lodging note receivables or accounts receivables without actual trading facts, to discount or impawn at the banks, and to elicit capital or credit from the banks;

9-8 Party B refuses monitoring and inspection by Party A on its usage of the loan fund and relevant operational or financial activities;

9-9 Shareholding system reform, combination, merger, separation, joint-venture, close-down application for rectification, dissolution application, bankruptcy petition, etc. occurred on the side of Party B, which sufficiently affect the security of creditor’s rights of Party A;

9-10 Undesirable loan repaying was recorded of Party B, or other violations of the Contract;

9-11 Party B’s intentional evasion of repayment of the loan through connected transactions;

9-12 Party B’s violation of laws, regulations, rules or other obligations stipulated in the Contract, which jeopardize the realization of the creditor’s rights of Party A under the Contract.

Article 10  Rights and Obligations of Party B

10-1 Party B has the right to require Party A to release the loan in accordance to the Contract.

10-2 Party B shall use the loan in compliance with the purpose stipulated in the Contract, and repay in full amount the principal and interest of the loan on schedule according to the Contract.

10-3 Party B shall not repay the loan ahead of time without Party A’s consent.

10-4 Party B shall actively cooperate with Party A and consciously subject itself to Party A’s inspection and supervision over its use of the credit capital and its business operation as well as financial activities, and provide Party A every month, as required by Party A, documentation and information concerning its financing and accounting status as well as its production and operation situations, including but not limited to the provision within 10 working days in the first month of every quarter of the Balance Sheet, Income Sheet (Statement of Income and Expenditure for any public institution), and the provision at the end of each year of a Statement of Cash Flow, etc., and a timely provision of financial statement audited by any auditing body recognized by Party B, and at the same time ensure the facticity, legality, integrality, validity of the documentations provided.

10-5 Party B shall pay the fees or expenses under the Contract for attorney service, evaluation, registration, insurance, notarization, safekeeping, appraisal, etc. in full amount and in a timely manner.

10-6 Party B shall fulfill the following obligation of notifications:
(1)	Party B shall notify Party A in writing within three days of the occurring of following events or the founding of possibility of such occurrence on the side of Party B:
1)	Party B meets with grave financial losses, which affects or possibly affects its repaying ability;
2)	Party B involves or will involve in major lawsuits, arbitrations or other legal disputes;
3)	Any change in Party B’s name, legal representative (responsible officer), address, telephone numbers, etc.;
4)	Other events occurred on the side of Party B, which affect or may affect its repaying ability.
(2)	Party B shall notify Party A in writing 30 days before the occurring or a possible occurrence of following events on the side of Party B:
1)	Separation, transformation, merger, termination, joint venture, etc.;
2)	Changes in the business scope or of the registered capital of Party B;
3)	Changes in the top-five investors or shareholders.
(3)
In case of any occurrence of the above-mentioned events, Party B shall properly fulfill its repaying obligation under the Contract, and repay in full amount the principal and interest of the loan on schedule according to Article 7 of the Contract. Otherwise, Party A shall be entitled to proclaim an early expiration of the loan in accordance to Article 9 of the Contract.

10-7 Party B shall not refuse to fulfill the obligations under the Contract on the excuse of any dispute with a third party.

10-8 Party B enjoys the rights and takes the responsibilities in accordance with the laws, regulations, rules, etc. and the terms and conditions of the Contract.

Article 11  Rights and Obligations of Party A

11-1 Party A shall provide the loan according to the Contract, unless the provision is delayed because of the reason not of Party A.

11-2 Party A has the right to recover the principal and interest of the loan in full amount.

11-3 Party A has the right to inspect and supervise the production, operation and financial situation of Party B, and is entitled to obtain the documentation of Party B’s operation plan, statistics, finance and accounting.

11-4 Party A enjoys the rights and takes the responsibilities in accordance with the laws, regulations, rules, etc. and the terms and conditions of the Contract.

Article 12  Default
In case of Party B’s violation of any laws, regulations, rules, etc. or any stipulations of the Contract, Party A is entitled to exercise one or more rights listed below:

12-1 To demand Party B to rectify its violation within a definite time;

12-2 To demand Party B to provide further guaranty recognized by Party A;

12-3 To stop providing the loan and/or proclaim an early expiration of the loan;

12-4 To calculate and collect interest or compound interest in the light of Article 4 of the Contract;

12-5 To exercise other viable rights as stipulated by laws, regulations, rules and the terms and conditions with the Contract.

Article 13  Applicable Laws and Settlement of Disputes

13-1 The Contract is concluded in accordance to the Laws of the People’s Republic of China, which are applicable to the Contract.

13-2 Where any dispute occurs in the course of the execution of the Contract, both parties shall settle them through friendly negotiations. In case no settlement is reached, they shall choose Type 1 from the following settling manners:
(Type 1) Bring a lawsuit to the local people’s court at the locality of Party A.
(Type 2) Apply to the (Void) arbitration commission for arbitration (the locality is (void) ) by the commission with the arbitration rules active and effective at the time the application is made.
In the course of lawsuit or arbitration, terms and conditions under the Contract, which are not involved in the dispute, shall still be performed or fulfilled.

Article 14  Effectiveness, Amendment and Termination of the Contract

14-1 The Contract shall enter into effect on the day when signed by or sealed with the name stamp of the legal representative, principle, or accredited representative of Party A or sealed with the Corporate Seal or Special Contract Seal of Party A, and signed by or sealed with the name stamp of the legal representative or accredited representative of Party B and sealed with the Corporate Seal or Special Contract Seal of Party B.

14-2 After the Contract enters into effect, neither Party A nor Party B shall arbitrarily alter or terminate it unless further stipulated by the Contract; in the case of needy Amendment or determination, a written agreement should be reached by both parties through negotiation. All terms and conditions of the Contract remain effective before such written agreement is reached.

14-3 In case of Party B’s intention to extend the Term of the Loan, Party B should apply to Party A in writing 10 days before the expiration of the loan, and it depends on Party A’s decision after examination whether an extension is granted. If an extension is agreed by Party A after examination, relevant agreements on extension and repayment should be concluded.

Article 15  Other Stipulations

15-1 All attachment to the Contract, and all legal documents related to the exercise of the Contract are the component part of the Contract, and have equal legal force as the Contract.

15-2
(Void)

Article 16  Supplementary Provisions

16-1 The Contract is made in two copies, one is held by Party B, and one is held by Party A. If the Contract is being guaranteed, (void) shall be held by the registrar. All copies have equal force adaffect.

16-2 Any matters not covered by the Contract shall be handled by relevant national laws, regulations and rules.

Article 17  Declaration Provisions

17-1 In signing and exercising the Contract, both parties have been given the approval of such authorities as competent decision-maker or supervision department, and obtained the necessary, sufficient and legal authorization.

17-2  In signing the Contract, both parties expressed their true intentions, the signatures and seals were genuine, the signing representatives are authorized, and the Contract has legally binding on both parties.

17-3  Party B has the right to own its whole property, and all the documentation it produced to Party A is true, legal and effective, and contains no mistake or omission of facts disagreeing with the truth.

17-4  Party B has read all the content of the Contract. On request by Party B, Party A has made explanation on the terms and conditions of the Contract. Party B has got a full knowledge and understanding of the significations and legal consequences of the stipulations of the Contract.

17-5  Party A is a legally established bank, and is qualified to operate the business under the Contract.

Party A (Seal):	Party B (Seal):

Legal Representative (Principal) (Name Seal):	Legal Representative (Principal) (Name Seal):
(Or Authorized Agent)	(Or Authorized Agent)
/s/ Ling DAI	/s/ Jiajun Sun
International Business Department,
Bank of Nanjing Co., Ltd. (seal)	Goldenway Nanjing Garment Co., Ltd. (seal)
Address:	Address:
Post Code:	Post Code:
Tel.:	Tel.:
On the Date of : August 19, 2008	On the Date of: August 18, 2008